CODE OF ETHICS
                                       OF
                      FIDUCIARY MANAGEMENT ASSOCIATES, LLC
                                  JANUARY, 2004
PREAMBLE

         This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee including officers (Senior Managing Directors, Managing Directors and Directors), and of Fiduciary Management Associates, LLC (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any "Portfolio" of the "Firm":

    1. To employ a device, scheme or artifice to defraud a portfolio, a Fund, or any client or prospective client;

    2. To make to a portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

    3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a portfolio, a Fund, any client or prospective client; or

    4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

    5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

         This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

         The Managers of the Firm adopt this Code of Ethics. This Code is based upon the principle that the Managers and officers (Senior Managing Directors, Managing Directors and Directors) of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients;



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(ii) taking inappropriate advantage of their position with the Firm; and (iii)
any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Managers and to the Board of Directors of any Fund advised or subadvised by the Firm.

POLICY STATEMENT ON INSIDER TRADING

     The Firm forbids any officer (Senior Managing Director, Managing Director or Director) or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer (Senior Managing Director, Managing Director or Director) and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          1) trading by an insider, while in possession of material nonpublic information, or

          2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

          3) communicating material nonpublic information to others.

     The concept of "insider" is broad. It includes officers (Senior Managing Directors, Managing Directors and Directors), and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers (Senior Managing Directors, Managing Directors and Directors), and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report

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filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The
Wall Street Journal or other publications of general circulation would be considered public.

     Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

          i.       Report the matter immediately to the Compliance
                   Officer.

          ii. Do not purchase or sell the securities on behalf of yourself or others.

          iii. Do not communicate the information inside or outside the Firm, other than to the Compliance Officer.

          iv. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

     The role of the Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

     To prevent insider trading, the Firm will:

          i. provide, on a regular basis, an educational program to familiarize officers (Senior Managing Directors, Managing Directors and Directors), and employees with the Firm's policy and procedures, and

          ii. when it has been determined that an officer, (Senior Managing Director, Managing Director and Director) or employee of the Firm has material nonpublic information,

                   1. implement measures to prevent dissemination of
                      such information, and

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                   2. if necessary, restrict officers (Senior
                      Managing Directors, Managing Directors and
                      Directors), and employees from trading the securities.

          To detect insider trading, the Compliance Officer will:

          i. review the trading activity reports filed by each officer (Senior Managing Director, Managing Director and Director), and employee, and

          ii. review the trading activity of accounts managed by the Firm.

A.   DEFINITIONS

     1. "ACCESS PERSON" means any full-time or part-time employee including officers (Senior Managing Directors, Managing Directors and Directors) of the Firm.

     2. "ADVISORY REPRESENTATIVE" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: partner, officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the Compliance Officer.

     3. "NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm in his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

     4. "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

     5. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a Board of Directors, the depositor thereof.

     6. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

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     7.  "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

     8. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

     9. "FIRM" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

    10. "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or subadviser.

    11. "NON-INTERESTED" director means a director or trustee who is not an interested person.

    12. "INTERESTED PERSON" of another person, when used with respect to a Firm, means (i) any affiliated person of the Firm; (ii) any member of the immediate family of any natural person who is an affiliated person of the Firm; (iii) any interested person of any investment adviser of or principal underwriter for the Firm; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Firm has acted as legal counsel for the Firm; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Firm, a material business or professional relationship with the Firm or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment12. company, PROVIDED, that no person shall be deemed to be an interested person of an -------- investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

    13. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.


    14. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

    15.  "PERSON" means a natural person or a company.

    16. "PORTFOLIO" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

    17. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

    18. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or
         (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

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    19.  "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

     "Security" shall NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above, as well as open-end investment companies (e.g. open-end mutual funds. Any question as to whether a particular investment constitutes a "Security" should be referred to the Compliance Officer of the Firm.

B.   PROHIBITED TRANSACTIONS

     No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

ACCESS PERSONS

     Except as provided in Section C (Exempted Transactions) below, no access person shall:

     (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

         (1) is held in the Fund. No exemptions for new purchases are permitted. However, if the access person purchases a security prior to the Fund's purchase of that security, the access person's holding will be grandfathered in, and then subject to the trading restrictions and exemptions outlined below. These situations will be monitored and reviewed by the Compliance Committee;

         (2) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm; or

         (3) is being purchased or sold by any Portfolio or Fund managed by the Firm.

     (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

     (c) buy or sell a security within seven (7) calendar days before or two (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

     (d) purchase initial public offerings in any security in which he/she has or by reason of such transaction acquires, any beneficial ownership.


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     (e) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

         EXCEPTION: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's portfolios. The respective compliance officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by a portfolio or Fund that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by the a portfolio or Fund that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the compliance officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics. The compliance officer shall retain a record of exceptions granted and the reasons supporting the decision.

     (f) acquire a beneficial interest in any securities in limited offerings, commonly referred to as private placements, without prior written approval of the compliance officer of the Fund, the compliance officer of the Firm, or other officer(s) designated by the Managers. The compliance officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted.

         Before granting such approval the compliance officer (or other member of the Compliance Committee) should carefully evaluate such investment to determine that the investment could create no material conflict between the access person and a portfolio or Fund. The compliance officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the compliance officer may consider approving the transaction if the compliance officer (or designee) can determine that: (i) the investment did not result from directing Fund or Firm business to the underwriter or issuer of the security; (ii) the access person is not misappropriating an opportunity that should have been offered to the Fund or portfolio; and (iii) an access person's investment decisions for the Fund or portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of Fund or Portfolio. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in a Fund's or portfolio's subsequent consideration of an investment in that issuer when it becomes public. In such circumstances, a Fund's or portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

     (g) serve on the Board of Directors of any publicly traded company without prior authorization of the Managers or other duly authorized officer (Senior Managing Director, Managing Director, or Director) of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

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     (h) accept any gift or other thing of more than $500 any person or entity that does business with or on behalf of the Firm. For purposes of this Code, this shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

C.   EXEMPTED TRANSACTIONS

     Transactions described in sections B(a)(2), B(a)(3), B(c), and B(e) which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a portfolio of Fund and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act may be permitted within the discretion of the compliance officer of the Firm on a case-by-case basis. Such exempted transactions may include:

     1. Purchases or sales of securities which are not eligible for purchase by a Fund or portfolio and which are not related economically to securities purchased, sold or held by a Fund or a portfolio.

     2. Securities of companies with a market capitalization in excess of $1 billion.

     3. Purchases or sales up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

     4. Securities in which the access person, Fund and/or Portfolio has no influence or control, including:

         (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

         (b) purchases or sales which are non-volitional on the part of either the access person or a Fund and/or portfolio

         (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase); and

         (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

     5. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies.

D.   COMPLIANCE PROCEDURES

         With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the compliance officer of the Firm or a member of the compliance committee in his/her absence.

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1.   PRE-CLEARANCE PROCEDURES

     All access persons must receive prior written approval from the Firm's compliance officer, or other officer (Senior Managing Officer, Managing Officer, or Director) designated by the Managers, before purchasing or selling securities in an account that such access person has beneficial ownership. In the event that neither the compliance officer nor any other officer (Senior Managing Officer, Managing Officer, or Director) designated by the Managers is available, the trader has the ability to approve the access person's personal trade. Upon the compliance officer's return, she will review the transaction. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (EXHIBIT E) to the compliance officer.

     Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, preclearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the precleared transaction.

     Access persons are excluded from preclearing securities purchased, sold or acquired in the following transactions:

     (a) purchases or sales affected in any account over which the access person has no direct or indirect influence or control.

     (b) purchases or sales which are non-volitional on the part of either the access person or a Fund and/or portfolio.

     (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase).

     (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

2.   DISCLOSURE OF PERSONAL HOLDINGS

     All access persons shall disclose to the compliance officer:

     (a) all personal securities holdings (including securities acquired before the person became an access person) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

     (b) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person;

     Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

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     The compliance officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

     In addition to reporting securities holdings, every access person shall certify in their initial report that:

     (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

     (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a portfolio.

     This initial report shall be made on the form attached as Initial Report of Access Person (EXHIBIT A) and shall be delivered to the compliance officer of Fund or the compliance officer of the Firm, as the case may be.

3. QUARTERLY REPORTING REQUIREMENTS

     All access persons shall disclose to the Firm's compliance officer all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     In addition to reporting securities holdings, every access person shall disclose quarterly the:

     (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

     (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

     (d)   the date the report is submitted to the compliance officer.

     In addition, with respect to any account established during the quarter by an access person and in which any securities were held for the direct or indirect benefit of the access person, the access person must provide:

     (a) the name of the broker, dealer or bank with whom the access person established the account;

     (b)   the date the account was established; and

     (c)   the date the report is submitted by the access person.

     This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the compliance officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

4.   ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

     All access persons shall disclose to the compliance officer of the Firm all personal securities holdings as of the calendar year ended within thirty
     (30) days after year end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable holdings.

     In addition to reporting securities holdings, every access person shall certify annually that:

     (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

     (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

     (c) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

     (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

     This annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the compliance officer of the Firm.

5.   REPORTS TO THE COMPLIANCE OFFICER

     The compliance officer of the Firm shall provide, by the thirtieth (30) day after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:

     (a) the compliance officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

     (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

     (c) the Firm has appointed appropriate management or compliance personnel, such as the compliance officer, to review transactions and reports filed by access persons the Code of Ethics, and adopted procedures reasonably necessary to prevent access persons from violating the Firm's Code of Ethics.

     Each quarter the compliance officer of the Firm shall also provide to the compliance officer of each Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Firm responsible for preclearing and reviewing personal securities transactions.

     The compliance officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons; preclearance reports and approval for short-term transactions, IPO and private placement securities by all access persons only, as is requested by the Fund's compliance officer.

6.   GENERAL REPORTING REQUIREMENTS

     The compliance officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

     Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers (Senior Managing Directors, Managing Directors and Directors) and Managers of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

7.   EXCESSIVE TRADING

     The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's compliance officer, compliance officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the compliance officer of the Firm.

8.   CONFLICT OF INTEREST

     Every access person shall notify the compliance officer of the Firm of any personal conflict of interest relationship which may involve the Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's compliance officer shall notify the compliance officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

E.   REPORTING OF VIOLATIONS TO THE MANAGERS

     The compliance officer of the Firm shall promptly report to the compliance officer of the Fund and the Managers of the Firm all apparent violations of this Code of Ethics and the reporting requirements thereunder.

     When the compliance officer of the Firm finds that a transaction otherwise reportable to the Managers pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Managers. Such findings shall, however, be reputed to the compliance officer of any respective Funds.

     The Managers of the Firm or any Fund, or a Committee of Managers created by such Managers for that purpose, shall consider reports made to the Managers hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

F.   ANNUAL REPORTING TO THE MANAGERS

     The Firm's compliance officer shall prepare an annual report relating to this Code of Ethics to the Managers of the Firm and the Funds. Such annual report shall:

     (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) identify any violations requiring significant remedial action during the past year; and


     (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.

G.   SANCTIONS

     Upon discovering a violation of this Code, the Managers of the Firm or the Fund may impose the following sanctions as they deem appropriate:

         First Violation            Verbal Warning
         Second Violation           Written Warning
         Third Violation            $500 Fine
         Fourth Violation           Suspension of Trading Privileges for Ninety
                                     Days
         Fifth Violation            Dismissal

     These sanctions may be imposed over the course of a one-year interval.

H.       RETENTION OF RECORDS

     The Firm shall maintain the following records as required under Rule 17j-1:

     (a) a copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer of the Firm;

     (c) a copy of each report made by an access person hereunder and submitted to the Firm's compliance officer for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the compliance officer of the Fund hereunder, for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) a copy of every report provided to the Firm's Managers or the Fund's compliance officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

                                                                       Exhibit A

                                     Account Name ______________________________


                             THE FMA CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for FMA (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES. [ ]

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

    SYMBOL          SECURITY           NO. OF    PRICE PER    PRINCIPAL      TYPE OF        BROKER, DEALER OR BANK
                (include interest      SHARES      SHARE       AMOUNT        PURCHASE       THROUGH WHOM EFFECTED
                rate and maturity                                           (Direct or
              date, if applicable)                                           Indirect)
  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

  ----------- ---------------------- ----------- ---------- -------------- -------------- ---------------------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS. [ ]

  --------------------------- -------------------------- ---------------------------------------- ----------------------

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  --------------------------- -------------------------- ---------------------------------------- ----------------------
  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

Signature:   _____________________________           Signature:   _____________________________
             Access Person                                        Compliance Officer
     Date:   _____________________________                 Date:  _____________________________
             (First date of access person status)

                                                                       Exhibit A

                            Account Name _______________________________________

                             THE FMA CODE OF ETHICS
                                 ADDENDUM TO THE
                         INITIAL REPORT OF ACCESS PERSON

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

    SYMBOL           SECURITY            NO.    PRICE PER     PRINCIPAL        TYPE OF     BROKER, DEALER OR BANK
                                         OF       SHARE        AMOUNT         PURCHASE      THROUGH WHOM EFFECTED
                (include interest      SHARES                                 (Direct or
                rate and maturity                                             Indirect)
                     date, if
                   applicable)
  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------
  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

  ------------- -------------------- ---------- ---------- ----------------- ------------ ---------------------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

----------------------------- -------------------------- ---------------------------------------- -------------------------

   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                 DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
----------------------------- -------------------------- ---------------------------------------- -------------------------
----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------


   Signature:   _____________________________               Signature:   _____________________________
                Access Person                                            Compliance Officer
        Date:   _____________________________                     Date:  _____________________________
                (First date of access person status)

                                                                       Exhibit B

                                    Account Name _______________________________

                             THE FMA CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that I have read and understand the Code of Ethics for the Firm (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND UNAFFILIATED REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES. [ ]

-------------- ------------------ ----------- -------------- ------------- --------------- ----------------------------------

                   SECURITY                     PRICE PER     PRINCIPAL      TYPE OF        BROKER, DEALER OR BANK THROUGH
                                     NO. OF       SHARE        AMOUNT        PURCHASE               WHOM EFFECTED
   SYMBOL          (include          SHARES                                 (Direct or
                interest rate                                               Indirect)
                 and maturity
                   date, if
                 applicable)
-------------- ------------------ ----------- -------------- ------------- --------------- ----------------------------------
-------------- ------------------ ----------- -------------- ------------- --------------- ----------------------------------

-------------- ------------------ ----------- -------------- ------------- --------------- ----------------------------------

-------------- ------------------ ----------- -------------- ------------- --------------- ----------------------------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


   For NEW Broker Account, please complete Item #6:

6. As of the date below I maintain a new account with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS. [ ]

  --------------------------- -------------------------- ---------------------------------------- ----------------------

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  --------------------------- -------------------------- ---------------------------------------- ----------------------
  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

   Signature:   ________________________                Signature:   ________________________
                Access Person                                        Compliance Officer
        Date:   ________________________                      Date:  ________________________
                (No later than 30 days after
                year-end)

                                                                       Exhibit B

                     Account Name ______________________________________________


                          THE FMA FUNDS CODE OF ETHICS
                                 ADDENDUM TO THE
                         ANNUAL REPORT OF ACCESS PERSON

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

    SYMBOL           SECURITY                        PRICE PER    PRINCIPAL       TYPE OF        BROKER, DEALER OR BANK
                                         NO. OF        SHARE       AMOUNT        PURCHASE        THROUGH WHOM EFFECTED
                 (include interest       SHARES                                 (Direct or
                 rate and maturity                                               Indirect)
                     date, if
                    applicable)
  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

  ------------- --------------------- ------------- ------------ ------------- -------------- ------------------------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



   Signature:   _____________________________               Signature:   _____________________________
                Access Person                                            Compliance Officer
        Date:   _____________________________                     Date:  _____________________________
                (No later than 30 days after year-end)


                                                                       Exhibit C

                             Account Name ______________________________________

                             THE FMA CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: _______

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------

     SYMBOL           SECURITY       DATE OF TRADE   NO. OF    PRICE PER    PRINCIPAL       NATURE OF       BROKER, DEALER
                 (include interest                   SHARES      SHARE       AMOUNT        TRANSACTION      OR BANK THROUGH
                 rate and maturity                                                       (Purchase, Sale,    WHOM EFFECTED
                date, if applicable)                                                          Other)
  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------
  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------

  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------

  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------

  ------------- -------------------- ------------- ----------- ---------- ------------- ------------------ -----------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  -------------------------------------- --------------------- ---------------------------------- -------------------------------

   BROKER, DEALER OR BANK THROUGH WHOM    BENEFICIAL OWNER               ACCOUNT NUMBER                 DATE ACCOUNT OPENED
                EFFECTED                     OF ACCOUNT
  -------------------------------------- --------------------- ---------------------------------- -------------------------------
  -------------------------------------- --------------------- ---------------------------------- -------------------------------

  -------------------------------------- --------------------- ---------------------------------- -------------------------------

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm.

   Signature:   _____________________________           Signature:   ______________________________________
                Access Person                                        Compliance Officer
        Date:   _____________________________                 Date:  ______________________________________
                (no later than 10 days after
                calendar quarter)

                                                                       Exhibit C

              Account Name _____________________________________________________

                          THE FMA FIRMS CODE OF ETHICS
                                 ADDENDUM TO THE
   SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: ___________

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

     SYMBOL             SECURITY         DATE OF TRADE   NO. OF     PRICE       PRINCIPAL      NATURE OF      BROKER, DEALER
                 (include interest rate                  SHARES   PER SHARE    AMOUNT        TRANSACTION         OR BANK
                 and maturity date, if                                                     (Purchase, Sale,   THROUGH WHOM
                      applicable)                                                                Other)          EFFECTED
  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------
  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

  ------------- ------------------------ ------------- ---------- --------- ------------- ------------------ ---------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Directors who are not "interested persons" of the Firm are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Firm or such purchase or sale by the Firm is or was considered by the Firm or an adviser.

----------------------------- -------------------------- ---------------------------------------- ----------------------------

   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                  DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
----------------------------- -------------------------- ---------------------------------------- ----------------------------
----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

   Signature:   _____________________________           Signature:   ______________________________________
                Access Person                                        Compliance Officer
        Date:   _____________________________                 Date:  ______________________________________
                (no later than 10 days after
                calendar quarter)

                                                                       Exhibit D

                               Account Name_____________________________________


                             THE FMA CODE OF ETHICS
TRADING WITHIN A 60-DAY PERIOD

        SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF
                  INVESTMENT PERSONNEL FOR THE PERIOD FROM _______ TO_______:

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).

  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------

       SYMBOL          SECURITY    PROPOSED DATE OF    NO. OF      PRICE PER      PRINCIPAL      NATURE OF          BROKER/DEALER
                                        TRADE          SHARES        SHARE         AMOUNT       TRANSACTION        OR BANK THROUGH
                                                                  (or proposed                (Purchase, Sale,      WHOM EFFECTED
                                                                     price)                        Other)
  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------
  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------

  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------

  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------

  ---------------- --------------- ---------------- ------------ -------------- ------------ ------------------ --------------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or the Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c) such transactions are in compliance with the Code of Ethics of the Firm.

Date: __________________________              Signature:   _______________________________________
                                                           Investment Personnel

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected

as set forth in this report is:     Authorized:  [  ]     Unauthorized:   [  ]

Date:         ________________                Signature:   _______________________________________
                                                           Compliance Officer

Exception is noted because
                          ------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit E

                         Account Name __________________________________________

                             THE FMA CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form
                       (see Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), OR TRANSACTIONS LISTED IN SECTION D OF THE CODE OF ETHICS.

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ----------------
                                                                                                      BROKER/         INDICATE IF
  SYMBOL      SECURITY (include    NO. OF   PRICE PER SHARE   PRINCIPAL AMOUNT      NATURE OF          DEALER        TRADE IS OTHER
              interest rate and    SHARES     (or proposed                         TRANSACTION    OR BANK THROUGH     THAN MARKET
              maturity date, if                  price)                            (Purchase,      WHOM EFFECTED      ORDER (E.G.,
                 applicable)                                                          Sale,                           LIMIT, STOP)
                                                                                     Other)
---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------
---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

---------- ---------------------- --------- ---------------- ------------------- --------------- ------------------ ---------------

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Is any proposed transaction described above within sixty (60) days of a prior
transaction in the same or equivalent security?   Yes:  [  ]     No:   [  ]

If yes, the access person must submit a Securities Transactions Report Relating to Short-term Trading (Exhibit D) for preapproval.

Is any proposed transaction described above considered a Private Placement?
Yes:  [  ]    No:   [  ]

If yes, the Compliance Officer should prepare a memorandum describing the reasons for preapproving the transaction pursuant to Section B(f) of the Code.

   Signature:   ________________________                Signature:   _______________________________
                Access Person                                        Compliance Officer
        Date:   ________________________*                     Date:  _______________________________


* This preclearance will expire at the close of business on the second (2nd) trading day after preclearance was approved. The access person is required to obtain additional preclearance if the trade is not completed before the authority expires.

Exception is noted because
                           -----------------------------------------------------

-------------------------------------------------------------------------------.

                      FIDUCIARY MANAGEMENT ASSOCIATES, LLC

                         ADDENDUM TO THE CODE OF ETHICS

                            EFFECTIVE JANUARY 1, 2004

                REPORTING OF FMA SMALL COMPANY PORTFOLIO (FMACX)
                          HOLDINGS AND TRANSACTIONS AND
                             EMPLOYEE CERTIFICATION

As a general policy, the FMA Small Company Portfolio (FMACX) believes that market timing is not in the best interests of shareholders, and the FMA Small Company Portfolio reserves the right to refuse subscription applications or transfers into the Portfolio from investors believed to be market timers. The FMA Small Company Portfolio prospectus includes language that states: "At any time without notice, the portfolio may bar an investor engaged in a pattern of excessive trading from buying shares." "Excessive trading can hurt performance by disrupting management and by increasing expenses."

In light of recent events involving market timing of mutual funds by fund management personnel, and more specifically SEC and Congressional calls for significantly more stringent policies regarding such trading, Fiduciary Management Associates, LLC "FMA" is adopting the following addendum to FMA's Code of Ethics, effective January 1, 2004:

         All access persons of FMA shall report to the Compliance Officer of FMA in writing the following information:

         1. Any beneficial ownership of shares in the FMA Small Company Portfolio (FMACX);

         2. Starting January 1, 2004, any activity in FMACX shares via a Personal Securities Transactions Pre-Clearance Form, with an exception for "regularly scheduled" contributions / withdrawals per paragraph 3 below;

         3. With respect to regularly recurring contributions to / withdrawals from FMACX , an initial one-time disclosure thereof may be made to satisfy the activity disclosure requirements, which will avoid an unnecessary administrative burden. However, any changes in amount, frequency, or timing of regularly recurring contributions to / withdrawals from FMACX will nullify any one-time disclosure relating to such contributions/withdrawals and require submission of information fully disclosing such changes.

In addition, execution of this Addendum signifies your full understanding that FMA does not condone market timing activities in the FMA Small Company Portfolio by its employees or any other investors; that the performance of or assistance to others in the performance of such activity constitutes a violation of the Code of Ethics; and that you are unaware of any such activity at the time of your signature.

                      FIDUCIARY MANAGEMENT ASSOCIATES, LLC

                         ADDENDUM TO THE CODE OF ETHICS

                            EFFECTIVE JANUARY 1, 2004

                REPORTING OF FMA SMALL COMPANY PORTFOLIO (FMACX)
                          HOLDINGS AND TRANSACTIONS AND
                             EMPLOYEE CERTIFICATION

PAGE TWO

The initial report of holdings of shares of FMACX shall be made on the form attached and on annual reporting requests, thereafter. As stated above, any changes in amount, frequency, or timing of regularly recurring contributions to / withdrawals from FMACX will nullify any one-time disclosure relating to such contributions / withdrawals and require submission of information fully disclosing such changes. This Addendum will be incorporated as part of the Code of Ethics for 2004.

This Addendum to the Code of Ethics has been adopted by the Managers of FMA effective January 1, 2004.

In compliance with FMA's Code of Ethics, I hereby acknowledge that I will comply with the Code and the Addendum as stated above.


Signature:        _________________________________

Name:             _________________________________

Date:             _________________________________

                                                                Addendum Exhibit

                              ACCOUNT NAME:_____________________________________

                                    ADDENDUM
                            TO THE FMA CODE OF ETHICS
                            EFFECTIVE JANUARY 1, 2004
              INITIAL REPORT OF FMA SMALL COMPANY PORTFOLIO (FMACX)

1. I hereby acknowledge that (i) I received of a copy of the Addendum to the Code of Ethics (the "Code") for Fiduciary Management Associates, LLC (the "Firm") effective January 1, 2004; (ii) I have read and understand the Addendum to the Code; and (iii) I recognize that I am subject to this Addendum to the Code as an "access person" of the Firm.

2. As of January 1, 2004, below I had a direct or indirect beneficial ownership in the FMA Small Company Portfolio (FMACX), as set forth below. If you do not hold the FMA Small Company Portfolio (FMACX), please state "None".

              ----------- ------------------------- ----------------

                SYMBOL            SECURITY           NO. OF SHARES

              ----------- ------------------------- ----------------

              FMACX       FMA Small Company Portfolio
              ----------- ------------------------- ----------------

   This report (i) excludes holdings with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


3. As of January 1, 2004, below are regularly recurring contributions to/withdrawals from the FMA Small Company Portfolio (FMACX):

           ----------- ---------------------- --------------- ---------------

             SYMBOL              $                 TYPE          FREQUENCY
                              AMOUNT          Contributions/    One-Time/
                                               Withdrawals       Monthly/
                                                                Quarterly/
                                                                  Annual
           ----------- ---------------------- --------------- ---------------

           FMACX
           ----------- ---------------------- --------------- ---------------

           ----------- ---------------------- --------------- ---------------

           ----------- ---------------------- --------------- ---------------

           ----------- ---------------------- --------------- ---------------

For New Broker Account, please complete Item #4:

4. As of the date below I maintain a new account with the brokers, dealers or banks listed below to hold shares of the FMA Small Company Portfolio (FMACX) for my direct or indirect benefit.

  --------------------------- -------------------------- ---------------------------------------- ----------------------

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  --------------------------- -------------------------- ---------------------------------------- ----------------------
  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

   Signature:   _____________________________               Signature:   _____________________________
                Access Person                                            Compliance Officer
        Date:   _____________________________                     Date:  _____________________________


TO:      Everyone
FROM:    Holly R. Carlini
RE:      Gift Restrictions under the Code of Ethics
DATE:    January 21, 2004

As referenced in Section B(h), Prohibited Transactions, of the Fiduciary Management Associates Code of Ethics, an FMA associate may not receive more than $500 in gifts from any person or entity that does business with or on behalf of FMA for any calendar year.

Please acknowledge below that you have not received in excess of $500 in gifts from any particular source in the year 2003. Note that the document should be returned to me BY JANUARY 30. Thank you.





------------------------------------        ----------------------------
Name (Written)                                       Date

------------------------------------
Name (Printed)